UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 6, 2013
(Date of earliest event reported)

EQUITY LIFESTYLE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-11718	36-3857664
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)
Two North Riverside Plaza, Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

(312) 279-1400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement material pursuant to Rule 14a14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement material pursuant to Rule 13e-4(c) under the Exchange Act (17 CFE 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers

Effective March 7, 2013, John Los has been appointed Senior Vice President and Chief Accounting Officer of Equity LifeStyle Properties, Inc. (the "Company") and will assume the role of principal accounting officer. Mr. Los replaces Mr. Thomas Novosel, Senior Vice President and Chief Accounting Officer of the Company, who tendered his resignation effective March 6, 2013.

Mr. Los, 47, has served in various financial reporting and accounting positions with real estate companies and with Ernst & Young LLP. Before joining the Company, Mr. Los provided accounting and financial reporting consulting services to the Company and was Chief Financial Officer of American Manufactured Communities REIT, Inc. during a portion of 2012. Mr. Los served in various positions at General Growth Properties from 2006 to 2012, including Vice President of Financial Reporting. From 2004 to 2006, he served as Corporate Controller and Vice President of Corporate Accounting at Prime Group Realty Trust. From 2000 to 2004, he served as Manager of mergers and acquisitions and as Regional Controller at R.R. Donnelley & Sons Company. Before 2000, he worked as an auditor at Ernst & Young LLP and is a Certified Public Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.
EQUITY LIFESTYLE PROPERTIES, INC.

By:/s/ Paul Seavey
Paul Seavey
Senior Vice President and Chief Financial Officer

Date: March 8, 2013